As filed with the Securities and Exchange Commission on July 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	32-0047154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(510) 933-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Stock Option Plan

2005 Employee Stock Purchase Plan

(Full title of the plans)

Mark J. Barrenechea

Silicon Graphics International Corp.

46600 Landing Parkway

Fremont, CA 94538

(510) 933-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq. Michael E. Tenta, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 (650) 843-5000	Maurice Leibenstern, Esq. Senior Vice President, General Counsel and Corporate Secretary Silicon Graphics International Corp. 46600 Landing Parkway Fremont, CA 94538 (510) 933-8300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	829,481 shares	$4.58	$3,799,024	$212

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on July 1, 2009, as reported on the Nasdaq Global Market (pursuant to Rule 457(c) under the Act).

The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2005 Equity Incentive Plan	605,846	$4.58(2)	$2,774,775

Shares reserved for future grant under the 2005 Non-Employee Directors’ Stock Option Plan	47,539	$4.58(2)	$217,729

Shares reserved for future grant under the 2005 Employee Stock Purchase Plan	176,096	$4.58(2)	$806,520

Total	829,481		$3,799,024

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 605,846 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan, (b) 47,539 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, and (c) 176,096 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission, File Nos. 333-125760, 333-132564, 333-135677, 333-140994 and 333-150102, which relate to the Registrant’s foregoing plans, are incorporated herein by reference.

EXHIBITS

Exhibit Number
4.1	Reference is made to the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws. (1)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1

2005 Equity Incentive Plan. (2)

2005 Non-Employee Directors’ Stock Option Plan and Form of Non-statutory Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan. (2)

2005 Employee Stock Purchase Plan and Form of 2005 Employee Stock Purchase Plan Offering. (2)

(1)	With respect to the Amended and Restated Certificate of Incorporation, filed as the like-described exhibit to Silicon Graphics International Corp.’s (formerly known as Rackable Systems, Inc.) (“Silicon Graphics International”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission and incorporated herein by reference. With respect to the Bylaws, filed as the like-described exhibit to Silicon Graphics International’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference.
(2)	Filed as the like-described exhibit to Silicon Graphics International’s Registration Statement on Form S-1, as amended (333-122576), originally filed with the Securities and Exchange Commission on February 4, 2005, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 7 th day of July, 2009.

SILICON GRAPHICS INTERNATIONAL CORP.

By:	/s/ Mark J. Barrenechea
Mark J. Barrenechea
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Barrenechea and Maurice Leibenstern, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Barrenechea MARK J. BARRENECHEA	Chief Executive Officer (principal executive officer)	July 7, 2009

/s/ Jim Wheat JIM WHEAT	Chief Financial Officer (principal financial officer)	June 19, 2009

/s/ Tim Pebworth TIM PEBWORTH	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	June 19, 2009

/s/ Gary A. Griffiths GARY A. GRIFFITHS	Director	June 19, 2009

/s/ Hagi Schwartz HAGI SCHWARTZ	Director	June 23, 2009

/s/ Ronald D. Verdoorn RONALD D. VERDOORN	Director	June 24, 2009

/s/ Charles M. Boesenberg CHARLES M. BOESENBERG	Director	June 19, 2009

/s/ General Michael W. Hagee GENERAL MICHAEL W. HAGEE	Director	June 19, 2009

/s/ Douglas R. King DOUGLAS R. KING	Director	June 22, 2009

EXHIBITS

Exhibit Number

4.1	Registrant’s Amended and Restated Certificate of Incorporation and Bylaws. (1)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1

2005 Equity Incentive Plan. (2)

2005 Non-Employee Directors’ Stock Option Plan and Form of Non-statutory Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan. (2)

2005 Employee Stock Purchase Plan and Form of 2005 Employee Stock Purchase Plan Offering. (2)

(1)	With respect to the Amended and Restated Certificate of Incorporation, filed as the like-described exhibit to Silicon Graphics International’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission and incorporated herein by reference. With respect to the Bylaws, filed as the like-described exhibit to Silicon Graphics International’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by reference.
(2)	Filed as the like-described exhibit to Silicon Graphics International’s Registration Statement on Form S-1, as amended (333-122576), originally filed with the Securities and Exchange Commission on February 4, 2005, and incorporated herein by reference.